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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 14, 2000, except for subsequent event described in Note 10 as to which the date is January 30, 2000, relating to the financial statements of PeopleMover, Inc, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Woodland Hills, California
February 9, 2000